Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-276840 on Form S-8 of our report dated March 28, 2024, with respect to the financial statements of ArriVent BioPharma, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 28, 2024